UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2012

HOUSING PROGRAMS LIMITED

 (Exact name of Registrant as specified in its charter)

            California                0-13808                 95-3906167

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

Housing Programs Limited, a California limited partnership (the “Registrant”), owns a 99.00% limited partnership interest in Oshtemo Limited Dividend Housing Association (“Oshtemo”), a Michigan limited partnership.  Oshtemo owns a 330-unit apartment complex located in Oshtemo, Michigan.  As previously disclosed, on June 28, 2011, the Registrant entered into an Assignment and Assumption Agreement (the “Agreement“) with Gleason E. Amboy, Joel I. Ferguson and Sol L. Steadman (collectively, the “Assignee”) and AMG-MGT, LLC, a Michigan limited liability company, the general partner of Oshtemo, relating to the assignment of the limited partnership interest held by the Registrant in Oshtemo for a total price of $350,000. The Registrant’s investment balance in Oshtemo was zero at September 30, 2011.

Pursuant to the terms of the Agreement, on January 31, 2012, the Registrant transferred its limited partnership interest in Oshtemo to the Assignee effective as of January 31, 2012 and received net proceeds of $350,000. Oshtemo was the Registrant’s only remaining investment. The Registrant’s corporate general partner has evaluated the cash requirements of the Registrant and determined that the proceeds will be used to pay outstanding advances and payables to an affiliate of the corporate general partner. No distributions to partners are anticipated.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.3  First Amendment to Assignment and Assumption Agreement by and between Housing Programs Limited, a California limited partnership, Gleason E. Amboy, Joel I. Ferguson, Sol L. Steadman and AMG-MGT, LLC, a Michigan limited liability company, dated December 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSING PROGRAMS LIMITED

By: National Partnership Investments Corp.
Corporate General Partner

By: /s/Stephen Waters
Stephen Waters
Senior Director of Partnership Accounting

Date: February 3, 2012